EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1996 (except the first paragraph of Note 14, as to which the date is May 10, 1996), in Amendment No. 3 to the Registration Statement (Form S-1 No. 33-78166) and related Prospectus of Hvide Marine Incorporated for the registration of 7,000,000 shares of its common stock.


                                          ERNST & YOUNG LLP


Miami, Florida
July 9, 1996


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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the statements of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 33-78166) and related Prospectus of Hvide Marine Incorporated for the registration of 7,000,000 shares of its common stock.


                                          ERNST & YOUNG LLP


New Orleans, Louisiana
July 9, 1996